                                                                    EXHIBIT 23.2


WOLF                                            One International Place
COMPANY, P.C.                                   Boston, Massachusetts 02110-9801
Certified Public Accountants                    617/439-9700 . fax 617/439-0476
and Business Consultants
                                                1500 Main Street, Suite 1908
                                                Springfield, Massachusetts 01115
                                                413/747-9042 . fax 413/739-5149

                                                www.wolfandco.com
--------------------------------------------------------------------------------



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in this Registration Statement of Artificial Life, Inc. on Form S-8 of our report dated March 14, 1999, on the consolidated balance sheets of Artificial Life, Inc. as of July 3, 1997 and December 31, 1997 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1996, the periods ended July 3, 1997 and December 31, 1997 and the year ended December 31, 1998, which report appears in the Annual Report on Form 10-K of Artificial Life, Inc.


                                        /s/ Wolf & Company, P.C.
                                        ---------------------------------
                                        Wolf & Company, P.C.

Boston, Massachusetts
September 23, 1999